Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated February 22, 2016 relative to the financial statements of AMERICATOWNE Inc. as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and for the period from April 22, 2014 (inception) through December 31, 2014.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
June 14, 2016